Exhibit 99.1

Heritage Global Announces Appointment of Bill Burnham to Board of Directors

SAN DIEGO, California (March 22, 2023) — Heritage Global Inc. (NASDAQ: HGBL) (“Heritage Global,” “HG” or “the Company”), an asset services company specializing in financial and industrial asset transactions, today announced the appointment of William (“Bill”) Burnham to its Board of Directors.

Mr. Burnham brings more than 20 years of extensive investment and capital markets experience as an institutional investor, venture capitalist and public equity analyst. As the Founder and Managing Partner of Inductive Capital, Mr. Burnham currently oversees a global portfolio of technology-related public equity investments. Prior to founding Inductive Capital in 2006, he was a venture capital investor at SOFTBANK Capital Partners, a $1.5BN late-stage investment fund, and Mobius Venture Capital, a $1.25BN early-stage fund. Earlier in his career, Mr. Burnham served as an equity research analyst at Credit Suisse First Boston, Deutsche Morgan Grenfell, and Piper Jaffray.

Mr. Burnham has served on numerous public and private company boards in the United States and Canada. He currently serves as a Director of TrustCloud Inc., a software platform that uses AI and API-based automation to unify both sales and security workflows, and as a Board Advisor to Abine Inc., a cloud-based identity security SaaS platform.

Heritage Global’s Chief Executive Officer Ross Dove commented, “We warmly welcome Bill to our Board, and expect that his extensive public company and capital markets experience as well as his proven success building businesses will add remarkable value. Heritage has a tremendous opportunity to accelerate growth in both our Industrial Assets and Financial Assets businesses and I look forward to working with Bill as we execute our strategy to capture the full potential of the current economic climate, which is helping drive strong demand for our capabilities around industrial asset disposal and debt brokerage. This is an exciting time for our Company and we look forward to Bill’s contributions.”

Mr. Burnham commented, “I am thrilled to join the team at Heritage Global at this time of dynamic growth. I look forward to lending my experience and guidance to help further Heritage’s leadership position in the markets it serves.”

About Heritage Global Inc

Heritage Global Inc. (“HG”) values and monetizes industrial & financial assets by providing acquisition, disposition, valuation, and lending services for surplus and distressed assets. This aids in facilitating the circular economy by diverting useful industrial assets from landfills and operating an ethical supply chain by overseeing post-sale account activity of financial assets. Specialties consist of acting as an adviser, in addition to acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, real estate, and charged-off account receivable portfolios through its two business units: Industrial Assets and Financial Assets.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Investor Relations Contact:

John Nesbett/Jennifer Belodeau
IMS Investor Relations
203/972.9200
InvestorRelations@hginc.com